UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2021
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the annual meeting of the stockholders of Belden Inc. (the “Company”) held on May 26, 2021 (the “Annual Meeting”), the stockholders of the Company approved the Belden Inc. 2021 Long-Term Incentive Plan (the “2021 LTIP”). The 2021 LTIP had previously been approved by the Company’s Board of Directors (the “Board”) on February 17, 2021, subject to stockholder approval.
The 2021 LTIP replaces the Company’s current long-term equity incentive plan, the 2011 Belden Inc. Long-Term Incentive Plan (the “2011 LTIP”), first approved and adopted by the Company in 2011. The Company will no longer grant awards under the 2011 Plan, although outstanding awards under the 2011 LTIP will continue in accordance with their terms. The 2021 LTIP authorizes the issuance of the sum of (i) 3,250,000 shares of the Company’s common stock, plus (ii) any shares remaining available for grant under the 2011 LTIP and other prior plans (the “Prior Plans”) in effect at the time the 2021 LTIP became effective (subject in all cases to adjustment for anti-dilution purposes).
At the Annual Meeting, the stockholders of the Company also approved the Belden Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The 2021 ESPP had previously been approved by the Board on February 17, 2021, subject to stockholder approval. The purpose of the 2021 ESPP is to provide eligible employees of the Company and certain of its affiliates and subsidiaries an opportunity to use payroll deductions to purchase shares of our common stock and thereby acquire an ownership interest in the Company. A total of 3,000,000 shares of the Company’s common stock are available for issuance under the 2021 ESPP.
More detailed descriptions of the material terms of the 2021 LTIP and the 2021 ESPP were included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2021 (the “Proxy Statement”) under the headings “Item IV – Proposal to Approve the Belden Inc. 2021 Long Term Incentive Plan” and “Item V – Employee Stock Purchase Plan” and are incorporated herein by reference. The foregoing summary descriptions of the 2021 LTIP and the 2021 ESPP are qualified in their entirety by reference to the actual terms of such plans, which are incorporated herein by reference as Exhibit 10.1 and Exhibit 10.2.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders considered five proposals. The results of the voting were as follows:

Proposal 1: Election of Ten Directors for a One-Year Term.

	Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes
David J. Aldrich	39,609,294	405,096	1,252,451	959,357
Lance C. Balk	39,679,775	409,812	1,177,254	959,357
Steven W. Berglund	40,874,790	110,310	281,741	959,357
Diane D. Brink	39,258,644	151,894	1,856,303	959,357
Judy L. Brown	40,419,436	160,258	687,147	959,357
Nancy Calderon	40,846,127	109,120	311,594	959,357
Bryan C. Cressey	32,327,621	5,699,201	3,240,019	959,357
Jonathan C. Klein	38,566,783	354,830	2,345,228	959,357
George E. Minnich	40,466,347	119,962	680,532	959,357
Roel Vestjens	40,468,628	122,671	675,542	959,357

Proposal 2: Ratification of Ernst & Young as Independent Registered Public Accountant.

Shares Voted For	Shares Voted Against	Abstained
41,709,158	493,227	23,813

Proposal 3: Advisory Vote on Executive Compensation.

Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes
39,716,842	1,535,833	14,166	959,357

Proposal 4: Approval of the Belden Inc. 2021 Long-Term Incentive Plan.

Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes
38,800,855	2,458,665	7,321	959,357

Proposal 5: Approval of the Belden Inc. 2021 Employee Stock Purchase Plan.

Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes
40,625,636	634,604	6,601	959,357

Item 8.01. Other Events.

Following the Annual Meeting, the following changes were made to the Board leadership and committees:

(a)    With John Stroup’s retirement from the Board, David J. Aldrich was named Board Chair;
(b)    Lance C. Balk replaced Mr. Aldrich as Chair of the Compensation Committee; Mr. Aldrich remains a committee member;
(c)    Judy L. Brown replaced Mr. Balk as Chair of the Finance Committee; Mr. Balk remains a committee member;
(d)    Diane D. Brink replaced Bryan C. Cressey as Chair of the Nominating and Corporate Governance Committee; Mr. Cressey remains a committee member; and
(e)    Jonathan C. Klein joined Ms. Brink and Steven W. Berglund on the Cybersecurity Subcommittee; Ms. Brink continues to serve as the Chair.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

10.1	Belden Inc. 2021 Long-Term Incentive Plan (incorporated by reference to Appendix II to the Registrant’s proxy statement dated April 8, 2021)
10.2	Belden Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Appendix III to the Registrant’s proxy statement dated April 8, 2021)
104	Cover page (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: June 1, 2021	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President – Legal, General
Counsel and Corporate Secretary